Exhibit 99.1

SEVERANCE AGREEMENT AND GENERAL RELEASE

This Severance Agreement and General Release (including all Addenda hereto, the “Agreement”) is entered into by and between 3Com Corporation, a Delaware corporation (“3Com” or the “Company”) and Nick Ganio (the “Executive”).  3Com and the Executive shall each individually be referred to herein as a “Party” and together as the “Parties.”

WHEREAS, the Executive was employed with the Company as its Executive Vice President of Worldwide Sales (“EVP”);

WHEREAS, the Company terminated the Executive’s employment with the Company effective September 30, 2004 (“Termination Date”);

WHEREAS, the Executive may be eligible to receive certain severance benefits as a result of his separation from employment with the Company under the terms and conditions of the 3Com Corporation Section 16 Officer Severance Plan, amended and restated effective September 10, 2003; and

WHEREAS, the Executive agrees to release the Company from any and all claims arising from or relating to his employment with 3Com and the termination thereof.

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.                                       Termination of Employment.  The Executive understands and agrees that his employment with the Company terminated effective September 30, 2004 that he had no further duties, responsibilities, powers, or authority with respect to the Company, its business or financial operations after the Termination Date.  The Executive acknowledges and agrees that the Company has paid all wages or other compensation the Executive earned as a result of his employment with the Company through the Termination Date as well as all unused paid time off (PTO) accrued through the Termination Date.  The Executive understands and acknowledges that he must submit any requests for business expense reimbursement within sixty (60) days after the Termination Date and that all such requests will be reviewed and processed in accordance with the Company’s standard practices.  The Executive understands that he is not eligible to receive any bonus payment pursuant to the Company’s 3Bonus program or other bonus, commission or other supplemental compensation program for his work during the Company’s 2005 fiscal year.

2.                                       Severance Benefits.  In consideration for and contingent upon his execution and non-revocation of this Agreement, the Company agrees to provide the Executive with the following severance benefits:

a.                                       Severance Payments.  The Executive shall receive severance payments in the total gross amount of Seven Hundred Thousand Dollars and Eight Cents ($700,000.08).  The severance payments shall be paid via direct deposit through the Company’s regular payroll practices in twelve consecutive monthly installments of Fifty-Eight Thousand Three Hundred and Thirty-Three Dollars and Thirty-Four Cents ($58,333.34), less all applicable taxes and withholdings.  The first installment payment will be paid within thirty (30) days following the Effective Date of this Agreement.  The installment payments will not be subject to deductions for 401(k) contributions, health and welfare benefit premiums, or Employee Stock Purchase Plan contributions.  The total gross amount of the severance includes the Executive’s annual base salary of Four Hundred

Thousand Dollars ($400,000.00) and the Executive’s full annual target bonus of Three Hundred Thousand Dollars ($300,000.00).

b.                                      Benefits Continuation.  The Company shall provide Company-paid health, dental, vision, and life insurance coverage at the same level of coverage as was provided to the Executive immediately prior to the Termination Date and at the same ratio of Company premium payment to Executive premium payment as was in effect immediately prior to the Termination Date (the “Company-Paid Coverage”).  If such coverage included the Executive’s dependents immediately prior to the Termination Date, such dependents shall also be covered at Company expense and at the same ratio of Company premium payment to Executive premium payment as was in effect immediately prior to the Termination Date.  Company-Paid Coverage shall continue until the earlier of (i) one (1) year from the Termination Date, or (ii) the date upon which the Executive becomes covered under another employer’s group health, dental, vision, or life insurance plans that provide the Executive with comparable benefits and levels of coverage.  For purposes of Title X of the Consolidated Budget Reconciliation Act of 1985 (“COBRA”), the date of the “qualifying event” for the Executive and his dependents shall be the Termination Date, and each month of Company-Paid Coverage provided hereunder shall offset a month of continuation coverage otherwise due under COBRA.  Any such continuation of Company-Paid Coverage shall be governed by COBRA and the terms and conditions of the applicable plan documents.

c.                                       Accelerated Vesting and Extended Exercise of Stock Options.  The Executive shall receive one (1) year of accelerated vesting of his options to purchase Company common stock.  Accordingly, the Executive’s unvested stock options that were scheduled to vest on or before September 30, 2005 shall vest effective upon the Termination Date.  All stock options that were scheduled to vest after September 30, 2005 shall terminate effective upon the Termination Date.  In addition, the exercise period for the Executive’s vested stock options shall be extended to the earlier of: (1) September 30, 2005; or (2) the original term of the option grant.  Except as provided in this Section 2(c), the Executive’s stock options, restricted stock and other Company-issued equity compensation shall be governed by the terms and conditions of the applicable plan documents and the Executive’s agreements relating thereto.  The Executive understands and agrees that he is required to make arrangements reasonably satisfactory to the Company to facilitate the Company’s compliance with all federal and state tax and withholding requirements as a condition to exercising his vested stock options, and receiving his restricted stock and/or other Company-issued equity compensation.

3.                                       Release of Claims.   The Executive understands that he is executing a full and final release of claims as part of this Agreement.  As a material inducement to 3Com to enter into this Agreement, and in exchange for the severance benefits set forth in Section 2 above, the Executive hereby irrevocably and unconditionally releases 3Com and its parents, subsidiaries, predecessors, successors, affiliates and joint ventures, and all of their directors, officers, employees, representatives, attorneys, agents, insurers, assigns, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under, or in concert with any of the persons or entities identified above (the “Released Parties”) from all known and unknown claims, promises, debts, obligations, causes of action, or similar rights of any type, in law or in equity, that the Executive has, had or may have had arising from or relating to his employment with 3Com and the termination thereof (“Claims”).  The Executive understands that the Claims that he is hereby releasing include, but are not limited to:

a.               Any and all Claims that in any way arise from or relate to the Executive’s employment with 3Com or the termination of that employment, such as claims for compensation, bonuses, commissions, benefits, reimbursements, lost wages, or unused accrued PTO;

b.              Any and all Claims that in any way arise from or relate to the design or administration of any employee benefit program;

c.               Any and all Claims that arise from or relate to any severance or similar benefits or to post-employment health or group insurance benefits not expressly set forth in Section 2 above, including without limitation any and all Claims to benefits or compensation under the Executive’s Management Retention Agreement and the Company’s Section 16 Officer Severance Plan; and

d.              Any and all Claims based on a contract, any employment or wrongful discharge claims or tort claims, and any and all Claims based on a federal, state or local law, regulation or ordinance, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Worker Adjustment Retraining and Notification Act, the Fair Labor Standards Act, Massachusetts General Laws chs. 149 and 151B, all as may have been amended, and any other federal, state, or local common law, statute, regulation, or ordinance of any other type or kind.

The Executive understands that he is hereby releasing Claims that he may not know about.  Notwithstanding anything to the contrary contained in this Agreement, the Executive’s release of Claims under this Section 3 does not constitute a waiver by the Executive of any rights or benefits that he may have pursuant to (i) this Agreement, (ii) the Company’s 401(k) Plan, and (iii) to any right of indemnification or contribution against the Company under applicable insurance policies, statutory law or Company by-laws, if any, to the same extent available to any other officer of the Company for any third-party claim against him arising from his employment as an officer of the Company.

4.                                       Rights under the Age Discrimination in Employment Act.  The Executive acknowledges that he has been advised by this Agreement that (a) he should consult with an attorney of his choosing prior to executing this Agreement or the Addenda attached hereto; (b) he has been given twenty-one calendar (21) days within which to consider and execute this Agreement and to the extent that he signs this Agreement prior to the completion of that period he has waived the remainder of that period; (c) that he has seven (7) calendar days following his execution of this Agreement to revoke his signature; and (d) if the Executive has not revoked his signature, the “Effective Date” of this Agreement shall be the eighth (8th) calendar day following the Executive’s execution of this Agreement.

5.                                       No Assignment of Claims.  The Executive expressly warrants that he has not assigned any Claim or Claims that he has, had or may have had against any of the Released Parties to any other person or entity.

6.                                       Unvested Share Reacquisition.  Pursuant to the Executive’s Stock Grant Agreement - Standard 4 Year Vesting (effective July 16, 2003), Performance Accelerated Vesting Restricted Stock (PAVRS) Agreement (effective July 26, 2004), and all applicable plan documents governing or relating to Company restricted stock, all Unvested Shares as of the Termination Date shall be automatically reacquired by the Company upon the Termination Date.

7.                                       Tax Consequences.  The Company makes no representations or warranties with respect to the tax consequences of the provision of the severance benefits set forth in Section 2 above.  The Executive understands and agrees that the Company will apply the applicable, supplemental, state and federal tax rates to the severance payments made pursuant to Section 2(a) above.  The Executive further understands and agrees that he is solely responsible for the payment, if applicable, of any other local, state, or federal taxes or withholdings based on the provision of the severance benefits by the Company and any penalties or assessments thereon and the Executive hereby agrees to indemnify the Company for any such taxes or withholdings, and any penalties, costs and/or attorneys’ fees arising therefrom.

8.                                       Employee Agreement Restrictions.  The Executive agrees that his obligations and the Company’s rights and remedies under the Employee Agreement signed by the Executive on or about July 23, 2003, the terms and conditions of which are expressly incorporated into this Agreement, shall remain in full force and effect upon his execution of this Agreement and after the Termination Date.  The Executive hereby warrants and represents that he is in compliance with and has not violated the Employee Agreement.

9.                                       Cooperation.  The Executive hereby agrees to cooperate with the Company and its legal counsel (internal and external) as the Company may reasonably request at any time in connection with any investigation or litigation relating to any matter in which the Executive was involved during, or has material knowledge of as a result of, his employment with the Company; provided, however, that the Company will attempt to reasonably accommodate the Executive’s schedule and other commitments.

10.                                 Confidentiality.  The Executive understands and agrees that this Agreement and each and every provision contained herein, including without limitation the existence of this Agreement and severance benefits, is confidential and shall not be disclosed to any person or entity, for any reason, without the prior written consent of the Company, unless required by law.  It is agreed, however, that the Executive may discuss the existence and contents of this Agreement to the extent that such information was a matter of public record prior to such disclosure.  The Executive may reveal any of the contents of this Agreement to members of his immediate family, and to his legal and financial advisors, subject to his securing their agreement to maintain the confidentiality of such information.  If the Executive is required by a government entity, a lawfully issued subpoena and/or otherwise required by law to disclose the existence or terms of this Agreement, the Executive agrees to notify the Company in writing no fewer than ten (10) calendar days prior to the date of such disclosure.

11.                                 Non-Disparagement.  The Executive agrees that, except as required by law, he will not at any time make any negative, disparaging, derogatory or false statements in public or private (including, without limitation, statements to the press or media) regarding the Company, its products, services, business affairs, financial condition, directors, officers, employees or any of the Released Parties, and that he will take no actions detrimental to 3Com’s reputation.

12.                                 Return of Company Property.  The Executive hereby warrants that he has returned to 3Com all Company property and equipment in his possession or control, including but not limited to all files, documents, data and records (whether on paper or in tapes, disks, or other machine-readable form), office equipment, credit cards, and employee identification cards.  He further warrants and confirms that he left intact all electronic Company documents, including those that he developed or helped develop during his employment with the Company.

13.                                 Breach.  The Executive understands and agrees that any breach by the Executive of Sections 3, 5, 8, 9, 10, 11 or 12 of this Agreement, would cause the Company to incur substantial and irreparable harm.  Accordingly, in the event of any breach of the aforementioned provisions, the Company shall not be required to make any further payments under this Agreement and the Executive shall be required to forfeit and repay to the Company all amounts paid to the Executive by the Company pursuant to this Agreement with interest at the statutory rate and to indemnify the Company for all attorneys’ fees, costs and expenses associated with prosecuting any claim for such breach.  In addition, the Executive understands that the Company shall be entitled to all provable damages as well as preliminary and permanent injunctive relief for any breach or threatened breach of this Agreement by the Executive.

14.                                 Entire Agreement.  This Agreement and the Employee Agreement contain all the agreements and promises by and between 3Com and the Executive and supersede any prior agreements or representations between them as to the subjects covered, including, without limitation, the Executive’s offer letter and Management Retention Agreement, except that any agreements between the Executive and 3Com arising under or relating to the Company’s equity compensation and welfare benefit plans (including, without limitation, the agreements referenced in Section 6 above) remain in full force and effect.  The Parties agree that no covenants, agreements, representations, or warranties of any kind whatsoever have been made by either Party, except as specifically set forth in this Agreement and the Employee Agreement.  Should any portion, term, or provision of this Agreement or the Employee Agreement be declared or determined by any court or other tribunal to be illegal, invalid or unenforceable, the validity of the remaining portions, terms and provisions shall not be affected thereby, and the illegal, invalid or unenforceable portion, term or provision shall be deemed not to be part of this Agreement or the Employee Agreement, as applicable.  This Agreement is binding upon and will inure to the benefit of the Executive and 3Com and their heirs, administrators, representatives, executors, successors, and assigns.

15.                                 Voluntary Agreement.  The Executive warrants that he has carefully read and understands the provisions of this Agreement; that he has had sufficient time to consider the Agreement before signing it; that he is entering into this Agreement knowingly and voluntarily, intending that it will have binding legal effect; and that he has been advised by 3Com to consult with an attorney of his own choice and at his own expense concerning the terms of this Agreement prior to signing it.

16.                                 Waiver.  Any waiver by either Party of any violation, breach of or default under any provision of this Agreement or any other agreements provided for or incorporated herein, by the other Party shall not construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreements provided for or incorporated herein.

17.                                 Costs.  The Parties shall each bear their own costs, attorneys’ fees and other expenses incurred in connection with this Agreement.

18.                                 Governing Law and Venue.  This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, excluding its laws relating to the choice of laws.  The Parties hereby agree and consent to the jurisdiction of the state and federal courts of the Commonwealth of Massachusetts as the exclusive jurisdiction for settling any disputes arising hereunder.

19.                                 Amendments.  This Agreement may not be modified, amended, supplemented or superseded unless by means of a written document signed by the Executive and the Company’s Chief Executive Officer or General Counsel.

20.                                 Counterparts.  This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and, taken together, shall constitute an effective, binding agreement by the Parties.

WHEREFORE, the Parties have read this Agreement, have carefully considered its provisions, have had an opportunity to discuss it with their attorneys, and attest that they are fully competent to execute this Agreement and that they fully understand and knowingly accept its terms and conditions in their entirety and without reservation.

/s/ Nick Ganio	/s/ Neal D. Goldman
Nick Ganio	3Com Corporation

October 22, 2004	Neal D. Goldman
Date	Name

Senior Vice President, General Counsel
Title

October 22, 2004
Date